Exhibit 4.1

PRUDENTIAL PLC

THE PRUDENTIAL GROUP PERFORMANCE SHARE PLAN

Approved by the Company in general
meeting on 18 May 2006 and as amended by
the Remuneration Committee on 17 June,
2008 and 19 February 2009.

THE PRUDENTIAL GROUP PERFORMANCE SHARE PLAN

The Company and any of its Subsidiaries may nominate any of their employees to participate in the Plan and the Subsidiaries may bear the associated costs of any such participation as determined by the Company.

1.            DEFINITIONS

1.1           In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

Adoption Date means the date of the adoption of the Plan by the Company in general meeting;

Average Market Value means in relation to a Share, the average of the Market Value of such a Share during the month after the announcement of the Company’s results for the immediately preceding Financial Year (calculated on such appropriate basis as the Committee may determine);

Award Letter means the document setting out the rights and obligations attaching to a Performance Share Award and which may incorporate by reference the rules of the Plan;

Cause means (i) gross misconduct; (ii) gross negligence; (iii) insubordination; (iv) conviction of a criminal offence (other than a road traffic offence not subject to a custodial sentence); (v) continued substantial non-performance of duties; (vi) breach of any non-competition or non-solicitation provision in any agreement to which the Participant is a party; or (vii) any other ground which would entitle the employing company to terminate the Participant’s employment summarily and without notice under the terms of the employment contract or under the law of the jurisdiction applicable to the Participant’s employment at the time of such termination;

the Committee means the Remuneration Committee of the board of directors of the Company or any other duly authorised committee;

the Company means Prudential pIc;

Control has the meaning given to that word by section 840 of the Taxes Act;

Date of Grant means the date on which a Performance Share Award is granted;

Dealing Day means any day on which the London Stock Exchange is open for business;

Employee means any employee or executive director of a member of the Group whose terms of service require him to devote substantially the whole of his working time to the businesses of the Group and who has not given or been given notice terminating his employment;

Executive Share Scheme means any employee share scheme adopted by the Company under which individuals may be selected for participation at the discretion of the body administering that scheme;

Financial Year means an accounting reference period of the Company as defined in accordance with section 224 of the Companies Act 1985;

Grant Period means the period of 42 days commencing on any of the following:

(a)           the Adoption Date;

(b)           the day on which the Company makes an announcement of its results for the last preceding Financial Year, half year, quarter or other period; or

(c)           any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Performance Share Awards and for the avoidance of doubt the hire of a new Employee may fall to be treated as such an exceptional circumstance;

the Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;

Market Value means, in relation to a Share on any Dealing Day, the middle market quotation for a Share as derived from the Daily Official List of the London Stock Exchange for that Dealing Day;

Participant means any individual who holds a subsisting Performance Share Award (including, where the context permits, the legal personal representative of a deceased Participant);

Performance Conditions mean the conditions specified by the Committee at the Date of Grant in relation to a Performance Share Award or as amended from time to time;

Performance Period means unless foreshortened pursuant to Rules 9, 11, 12, 13 or 16 of this Plan a period of three years commencing on the Start Date during which the Performance Condition is to be satisfied or such longer period as the Committee may specify for specific Participants;

Performance Share Award means an award granted in the form referred to in Rule 2.2 of this Plan;

the Plan means the rules of this Plan as amended from time to time;

Share Plan Committee means the committee established by the board of the Company to administer the Plan;

Shares means fully paid ordinary shares in the capital of the Company (or shares representing those shares following any reorganisation of the share capital of the Company);

Start Date means in relation to a Performance Share Award the beginning of the Financial Year in which the Award is granted or such later date as may be specified by the Committee on the Date of Grant;

Subsidiary means any subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 over which the Company has Control;

Taxes Act means the Income and Corporation Taxes Act 1988;

Treasury Shares means any Shares held as treasury shares by the Company within the meaning of section 162A(3) of the Companies Act 1985;

Trustee means the trustee from time to time of any employee trust which the Committee selects to grant and/or satisfy Performance Share Awards; and

Vesting means the determination by the Committee of:

(a)           the extent to which the Performance Conditions attaching to a Performance Share Award have been satisfied; and

(b)           the number of Shares (if any) in respect of which a Performance Share Award shall be released and Vest shall be construed accordingly.

1.2           Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine. Headings shall be ignored in construing the Plan.

1.3           References to any act of Parliament shall include any statutory modification, amendment or re-enactment thereof.

2.            GRANT OF PERFORMANCE SHARE AWARDS

2.1           The Committee may, during a Grant Period, grant Performance Share Awards to Employees selected by the Committee in its absolute discretion.

2.2           The Committee may grant a Performance Share Award in the form of a nil cost option, a right to acquire Shares, a conditional allocation of Shares or in such other form as may confer on the Participant an equivalent economic benefit.

2.3           Nothing in this Plan or in any Employee’s contract of employment shall be construed as giving to any Employee a right to be considered for participation in the Plan or to receive the grant of any Performance Share Award.

2.4          The grant of a Performance Share Award and/or the delivery of Shares upon release thereof shall be conditional on the Participant agreeing to comply with any arrangements specified by the Company for the payment of taxation and any social security contributions in respect of the Performance Share Award (including without limitation the right of the Company to arrange the sale on his behalf of sufficient Shares to satisfy any taxation or social security liability on his part which the Company or any member of the Group may be liable to withhold).

2.5           A Participant shall not have any beneficial ownership of the Shares which are the subject of a Performance Share Award granted to him, and accordingly shall not have any right to any dividends or voting rights attaching to the Shares save as set out in Rule 6 below.

2.6           A Participant shall not be required to pay for the grant of a Performance Share Award.

2.7           An Employee to whom a Performance Share Award is granted may, by notice in writing to the Company given within 30 days after the Date of Grant, renounce in whole or in part his rights under the Performance Share Award.

2.8           As soon as practicable after the Date of Grant the Committee shall procure the issue to a Participant of an Award Letter in respect of the Performance Share Award. The Award Letter shall specify, inter alia, the following:

(a)           the dates on which the relevant Performance Period shall start and end;

(b)           the details of the Performance Conditions imposed in accordance with Rule 3.1 and the manner in which the Performance Conditions will determine the number of Shares that may be acquired on Vesting of the Performance Share Award; and

(c)           whether a Performance Share Award shall be enhanced in accordance with Rule 6.

2.9           No Performance Share Award shall be granted under the Plan later than the tenth anniversary of the Adoption Date.

2.10         Every Performance Share Award granted hereunder shall be personal to the Participant and, except in the event of the death of a Participant, neither the Performance Share Award nor the benefit thereof may be transferred, assigned, charged or otherwise alienated.  Any transfer or exercise otherwise than as permitted under this Rule 2.10 shall cause the Performance Share Award to lapse.

3.            PERFORMANCE CONDITIONS

3.1           Each Performance Share Award shall be subject to one or more Performance Conditions which will determine the number of Shares which the Participant will be entitled to acquire on Vesting of the Performance Share Award. The Committee may impose different Performance Conditions for Performance Share Awards granted to different Participants in the same Financial Year and to Participants in different Financial Years.

3.2           The Performance Conditions may be amended after the Date of Grant if:

(a)           those circumstances which prevailed at the Date of Grant and which were relevant to the Performance Conditions when they were originally imposed have subsequently changed; and

(b)           the Committee is satisfied that any such amended Performance Conditions would be a fairer measure of performance and the Committee reasonably considers that such amended Performance Conditions are consistent with and no more or less demanding to satisfy than the original Performance Conditions.

4.            PLAN LIMITS

4.1           No Performance Share Award shall be granted on any day to the extent that the result of that grant would be that:

(a)           the aggregate number of Shares that could be issued on Vesting or release of that Performance Share Award when added to the number of Shares that:

(i)            could be issued on the exercise, vesting or release of any other subsisting Performance Share Award granted during the preceding ten years under the Plan;

(ii)           have been issued on Vesting or release of any subsisting Performance Share Award granted during the preceding ten years under the Plan;

(iii)          could be issued pursuant to any other awards, options or rights granted during the preceding ten years under any other employee share scheme adopted by the Company; and

(iv)          have been issued pursuant to any other awards, options or rights granted during the preceding ten years under any other employee share scheme adopted by the Company would exceed 10 per cent of the ordinary share capital of the Company from time to time in issue;

(b)           the aggregate of the number of Shares that could be issued on Vesting or release of that Performance Share Award when added to the number of Shares that:

(i)            could be issued on Vesting or release of any other subsisting Performance Share Award granted during the preceding ten years under the Plan;

(ii)           have been issued on Vesting or release of any subsisting Performance Share Award granted during the preceding ten years under the Plan;

(iii)          could be issued pursuant to any other awards, options or rights granted during the preceding ten years under any other Executive Share Scheme adopted by the Company; and

(iv)          have been issued pursuant to any other awards, options or rights granted during the preceding ten years under any other Executive Share Scheme adopted by the Company would exceed 5 per cent of the ordinary share capital of the Company from time to time in issue.

4.2           Where Shares are transferred or to be transferred from treasury under this Plan or any other employee share scheme established by the Company and for as long as it remains best practice to do so in accordance with institutional shareholder guidelines, such Shares shall be treated, for the purpose of this Rule 4, as Shares that are issued or issuable.

5.            INDIVIDUAL LIMITS

5.1           A Performance Share Award shall not be granted to an Employee if such grant would cause the total Average Market Value of the maximum number of Shares that may be acquired upon exercise or release of the Performance Share Award (as measured at the Date of Grant) when aggregated with the total Average Market Value of the maximum number of Shares that may be acquired pursuant to any other Performance Share Award granted to the Employee under the Plan or any award granted under the Prudential Business Unit Performance Plan in the same Financial Year, to exceed 3.5 times the Employee’s annual basic salary in respect of his employment with the Group as at the Date of Grant.

5.2           In the case of an Employee who is working and based in the United States or such other jurisdiction as the Committee determines at the Date of Grant, the limit referred to in Rule 5.1 above shall be 5.5 times the Employee’s annual basic salary in respect of his employment with the Group as at the Date of Grant.

6.            DIVIDENDS

If a dividend is payable on Shares and the Committee has so determined at the Date of Grant of a Performance Share Award, the Performance Share Award shall be enhanced by increasing the number of Shares comprised in the Performance Share Award by an additional number of Shares having a Market Value at the time the dividend is paid equivalent to the gross or net of tax value of the dividend and the enhanced Performance Share Award shall be exercisable in accordance with these rules on the same basis as the original Performance Share Award, unless the Committee has determined otherwise at the Date of Grant.

7.            VESTING OF PERFORMANCE SHARE AWARDS

7.1           Save as otherwise permitted in the rules of the Plan, a Performance Share Award shall only Vest if the Participant remains an employee of a member of the Group until the third anniversary of the Date of Grant (or such other date as may be determined by the Committee if the Performance Period exceeds three years).

7.2           Notwithstanding Rule 7.1, a Performance Share Award shall not Vest unless the Committee is satisfied that the underlying financial performance of the Company during the Performance Period is such as to justify the Vesting of such award.

7.3           As soon as reasonably practicable after the end of the last Financial Year of the Performance Period the Committee shall determine whether and the extent to which the Performance Conditions imposed under Rule 3.1 and the requirement of Rule 7.2 have been satisfied and shall notify a Participant of its determination.

7.4           Save as otherwise provided in these rules, if a Performance Share Award Vests, the Participant shall be entitled to be issued or transferred such number of Shares as is determined by the Committee in accordance with the Performance Conditions imposed under Rule 3.

8.            LAPSE OF PERFORMANCE SHARE AWARDS

Notwithstanding any other provisions in these rules, a Performance Share Award shall lapse automatically on the earliest of:

(a)           the Participant being declared bankrupt or entering into any general composition with or for the benefit of his creditors, including a voluntary arrangement under the Insolvency Act 1986;

(b)           the dismissal of the Participant for Cause;

(c)           the date on which the Participant ceases to be an Employee for any reason mentioned in Rule 9.2 below where the Committee has not exercised its discretion under Rule 9 to allow the Performance Share Award to Vest or be retained;

(d)           the date on which the Participant ceases to be an Employee for any reason other than one referred to in Rule 9.2 below whether such cessation is lawful or unlawful;

(e)           the date on which the Committee determines that the Performance Conditions for a Performance Period have not been satisfied or the underlying performance of the Company does not justify Vesting; and

(f)            on a general offer for the Company, scheme of arrangement, winding-up of the Company or demerger in accordance with Rules 11.4, 12.2, 12.6, 13.2 and 16.2 below.

9.            CESSATION OF EMPLOYMENT

9.1           Save as otherwise provided in Rule 9.2 if a Participant ceases to be an Employee before the third anniversary of the Date of Grant (or such other date as may be determined by the Committee if the Performance Period exceeds three years), the Performance Share Award shall lapse on the date of such cessation.

9.2           If a Participant ceases to be an Employee before the third anniversary of the Date of Grant (or such other date as may be determined by the Committee if the Performance Period exceeds three years) by reason of:

(a)           death;

(b)           injury or disability (as determined by the Committee);

(c)           retirement at or after the date on which he is bound or expected to retire under his contract of employment;

(d)           his employing company ceasing to be a member of the Group;

(e)           the business (or part of the business) in which he is employed being transferred to a transferee which is not a member of the Group; or

(f)            for any other reason at the Committee’s discretion

the relevant Performance Share Award shall lapse forthwith upon such cessation unless the Committee in its absolute discretion determines otherwise in which case Rules 9.3 to 9.6 shall apply to the award depending on the reason for the cessation.

9.3           If a Participant ceases to be an Employee before the third anniversary of the Date of Grant (or such other date as may be determined by the Committee if the Performance Period exceeds three years) by reason of death, injury or disability (as determined by the Committee), the relevant Performance Period shall be treated as coming to an end and the Performance Share Award relating to that Performance Period shall Vest on cessation of employment. The Committee may determine the number of Shares in respect of which the Performance Share Award shall Vest in its absolute discretion having regard to the extent to which the relevant Performance Conditions have been satisfied at the date of the cessation of employment and the number of complete months that have elapsed during the Performance Period up to the cessation of employment.

9.4           If a Participant ceases to be an Employee before the third anniversary of the Date of Grant (or such other date as may be determined by the Committee if the Performance Period exceeds three years) by reason of retirement at or after the date on which he is bound or expected to retire under his contract of employment, the Participant’s Performance Share Award shall continue and Vest at the end of the Performance Period to the extent that the Performance Conditions are satisfied at the end of the Performance Period. The number of Shares in respect of which the Performance Share Award shall Vest shall be the number derived from the measurement of the relevant Performance Conditions as at the end of the Performance Period multiplied by the fraction A/B (where A is that part of the Performance Period (measured in complete months) from the beginning of the Performance Period to the date of retirement and B is 36 (or such other greater number as equals the number of months in the full Performance Period)). Notwithstanding the above, the Committee may, in exceptional circumstances, determine that the Performance Share Award may Vest immediately upon the date of retirement or a later date before the end of the Performance Period and/or that it may Vest in respect of a greater or lesser number of Shares than is otherwise determined in accordance with this Rule 9.4.

9.5           If a Participant ceases to be an Employee before the third anniversary of the Date of Grant (or such other date as may be determined by the Committee if the Performance Period exceeds three years) by reason of his employing company ceasing to be a member of the Group or the business (or part of the business) in which he is employed being transferred to a transferee which is not a member of the Group, the Committee may in its absolute discretion having regard to the circumstances and timing of the relevant transaction determine whether:

(a)           the relevant Performance Period shall be treated as coming to an end and the Performance Share Award relating to that Performance Period shall Vest on cessation of employment in which case the number of Shares in respect of which the Performance Share Award shall Vest shall be determined by the Committee in its absolute discretion having regard to the extent to which the relevant Performance Conditions have been satisfied at the date of the transfer or sale and/or, as the Committee considers appropriate, the performance of the Company and/or the circumstances of the relevant transaction and the number of complete months that have elapsed during the Performance Period before the transfer or sale; or

(b)           the Performance Share Award shall continue in which case the Committee will make arrangements to substitute the Shares which are the subject of a Performance Share Award for cash or shares or other securities of an appropriate company in the group to which the employing company or business (or part of the business) in which the Participant is employed has been sold or transferred having such value at the date of the sale or transfer as the Committee shall decide so that the Performance Share Award shall Vest at the end of the Performance Period and be subject to the terms of the Plan but subject to such amendments and variations to the rules of the Plan and the applicable performance conditions as the Committee determines is appropriate in the circumstances.

9.6           If a Participant ceases to be an Employee before the third anniversary of the Date of Grant (or such other date as may be determined by the Committee if the Performance Period exceeds three years) for any other reason at the Committee’s discretion, the Committee may determine in its absolute discretion when the relevant Performance Period shall be treated as coming to an end and the Performance Share Award relating to that Performance Period shall Vest (whether at the date of cessation of employment or later) and the number of Shares in respect of which the Performance Share Award shall Vest having regard to the extent to which the relevant Performance Conditions have been satisfied at the date determined by the Committee and the number of complete months that have elapsed from the beginning of the Performance Period up to the cessation of employment.

10.          RELEASE OF PERFORMANCE SHARE AWARDS

10.1         Subject to any necessary consents and to compliance by the Participant with the terms of this Plan, the Participant shall be entitled to and the Company shall procure within 30 days after the Vesting of the Performance Share Award (or as soon as is practicable after such 30 - day period) the issue or transfer to the Participant (or to his nominee) of the full legal and beneficial ownership of the Shares to which he is entitled free from any liens, charges or encumbrances. The Company shall (unless the Shares are to be issued in uncertificated form) as soon as practicable deliver or procure the delivery to the Participant (or his nominee) of a definitive share certificate or other evidence of title in respect of such Shares.

10.2         Notwithstanding any other provision of this Plan, the Participant shall not be entitled and the Company shall not be obliged to issue or procure the transfer of Shares in connection with a Performance Share Award or take any other action under the Plan unless and until the Company is satisfied that any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange, automated quotation system or any regulatory body or any other law, regulation or contractual obligation of the Company can be and have been complied with in full. The Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issue or transfer of Shares under this Plan. Certificates representing Shares will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, and a legend or legends may be placed thereon to reflect such restrictions.

10.3         The Company may decide, if it is appropriate for legal, regulatory or tax reasons, to make a cash payment to a Participant, in lieu of delivering Shares, of an equivalent value to the Shares but subject to any necessary deductions required by law.

11.          GENERAL OFFER FOR THE COMPANY

11.1         If any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making a general offer to acquire all or some of the Shares (other than those which are already owned by him and/or any person acting in concert with him) and such offer becomes or is declared unconditional in all respects, or having obtained Control, makes such an offer, the Committee may, acting fairly and reasonably and having regard to the circumstances of the general offer, determine in its discretion whether a Participant’s Performance Share Award:

(a)           shall be automatically exchanged for a new award under Rule 15; or

(b)           shall Vest to the extent determined by the Committee in its absolute discretion under Rule 14.

11.2         If the Committee determines that a Performance Share Award Vests under Rule 11.1(b), the Performance Share Award shall be released in respect of the number of Shares determined under Rule 14 within one month of the offer becoming or being declared unconditional in all respects.

11.3         If the Committee determines that a Performance Share Award Vests under Rule 11.1(b) it may in addition determine in its discretion that the Participant may voluntarily agree to exchange his Performance Share Award for a new award under Rule 15.

11.4         A Performance Share Award shall, without prejudice to the operation of Rule 15, lapse in respect of such number of Shares as to which it has not Vested as determined under this Rule 11 and Rule 14.

12.          SCHEME OF ARRANGEMENT

12.1         If a court shall direct that a meeting of the holders of Shares be convened pursuant to section 425 of the Companies Act 1985 for the purpose of considering a scheme of arrangement of the Company or its amalgamation with any other company or companies, the Committee may, acting fairly and reasonably and having regard to the circumstances of the scheme of arrangement, determine, in its discretion, whether upon the scheme of arrangement being sanctioned by the court (the Relevant Condition) a Participant’s Performance Share Award:

(a)           shall be automatically exchanged for a new award under Rule 15; or

(b)           shall Vest to the extent determined by the Committee in its absolute discretion under Rule 14.

12.2         If the Relevant Condition is not satisfied, the Performance Share Award shall continue. If the Relevant Condition is satisfied, the Performance Share Award shall without prejudice to the operation of Rule 15 lapse automatically on the day immediately after the date on which the scheme of arrangement is sanctioned by the court.

12.3         If the Committee determines that a Performance Share Award Vests under Rule 12.1(b), the Committee shall endeavour to procure that the scheme of arrangement shall, so far as it relates to Shares, be extended to such Participant as if each Share determined under Rule 14 had been allotted and issued, or transferred, to him by that time.

12.4         If the Committee determines that a Performance Share Award Vests under Rule 12.1(b), it may in addition determine in its discretion that the Participant may voluntarily agree to exchange his Performance Share Award under Rule 15.

12.5         Performance Share Awards shall not Vest under the foregoing provisions of this Rule 12 if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement. A Performance Share Award will in such circumstances continue and be treated as an award over such number of Shares in the holding company as is determined to be appropriate by the Committee, and reference in this Plan to “the Company” shall be construed as references to such holding company as appropriate.

12.6         A Performance Share Award shall, without prejudice to the operation of Rule 15, lapse in respect of such number of Shares as to which it has not Vested as determined under this Rule 12 and Rule 14.

13.          VOLUNTARY WINDING-UP

13.1         If notice is duly given of a resolution for a voluntary winding-up of the Company then the Committee, acting fairly, reasonably and objectively, may in its discretion allow Performance Share Awards to Vest. A Participant’s Performance Share Award shall Vest to the extent determined by the Committee in its absolute discretion under Rule 14.

13.2         A Performance Share Award shall lapse in respect of such number of Shares as to which it has not Vested as determined under this Rule 13 and Rule 14.

14.          DETERMINATION OF VESTING LEVEL

Where a Performance Share Award Vests before the expiry of the relevant Performance Period under Rules 11 to 13, the number of Shares in respect of which the Performance Share Award shall Vest shall be such number as is determined by the Committee in its absolute discretion taking into account: (i) the performance of the Company (including, without limitation, the extent to which the Performance Conditions have been or are likely to be achieved as at the date of the relevant event to which Rules 11 to 13 refer) and (ii) the time elapsed between the Date of Grant and the relevant event to which Rules 11 to 13 refer and in this regard the Committee may, but shall not be obliged to, consider whether it is appropriate to apply one of the following percentages to a Performance Share Award to determine the extent to which a Performance Share Award shall Vest:

(a)           33 per cent if the relevant event occurs during the first year of the Performance Period;

(b)           67 per cent if the relevant event occurs during the second year of the Performance Period; or

(c)           100 per cent if the relevant event occurs during the third year of the Performance Period.

15.          EXCHANGE OF PERFORMANCE SHARE AWARDS

Where Performance Share Awards are to be exchanged under this Rule, any Performance Share Award (the Old Right) may (if the exchange is voluntary under Rule 11.3 or Rule 12.4 or shall (if the exchange is automatic under Rule 11.1(a) or Rule 12.1(a)) be surrendered by the Participant in consideration of the grant to the Participant of a new award (the New Right) which, in the opinion of the Committee, is equivalent to the Old Right but relates to shares in a different company. The provisions of the Plan shall be construed in relation to the New Right as if:

(a)           the New Right were a Performance Share Award granted under the Plan at the same time as the Old Right;

(b)           references to the Performance Conditions were references to such new performance conditions relating to the business or shares of the company whose shares are subject to the New Right (or any member of its group) as the Committee may consider appropriate in the circumstances;

(c)           references to the Company and the Group were references to the company whose shares are subject to the New Right and its group; and

(d)           references to Shares were references to shares in the new grantor.

16.          DEMERGER

16.1         If the Committee becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super-dividend or other transaction which, in the opinion of the Committee, would materially affect the current or future value of any Performance Share Awards (whether by increasing or reducing the value), the Committee, acting fairly, reasonably and objectively, may in its absolute discretion treat some or all of the Performance Share Awards as Vested to the extent to which the Performance Conditions have or are likely to have been met at that time. The Committee shall specify when such Vested Performance Share Award shall be released.

16.2         A Performance Share Award shall lapse in respect of such number of Shares as to which it has not Vested in accordance with this Rule 16.

17.          ADJUSTMENT OF PERFORMANCE SHARE AWARDS

In the event of:

(a)           any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation or rights issue or any consolidation, sub-division or reduction); or

(b)           the implementation by the Company of a demerger or the payment by the Company of a dividend in specie or a super-dividend which would otherwise materially affect the value of a Performance Share Award, then the terms of a Performance Share Award (including, if relevant, the Performance Conditions applicable thereto) shall be adjusted in such manner as the Committee shall determine in its absolute discretion provided that no adjustment shall be made pursuant to this Rule 17 unless and until the auditors for the time being of the Company (acting as experts not arbitrators) shall confirm in writing to the Committee that such adjustment is in their opinion fair and reasonable.

18.          RIGHTS ATTACHING TO SHARES ISSUED OR TRANSFERRED PURSUANT TO AWARDS

18.1         All Shares issued or transferred pursuant to a Performance Share Award shall be of equal rank in all respects with the Shares in issue at the date of transfer or issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of transfer or issue.

18.2        Any Shares acquired pursuant to a Performance Share Award shall be subject to the articles of association of the Company from time to time.

19.          AVAILABILITY OF SHARES

19.1         The Company shall at all times keep available for issue sufficient authorised but unissued Shares to satisfy all Performance Share Awards under which Shares may be allotted or shall otherwise procure that Shares or Treasury Shares are available for transfer in satisfaction of Performance Share Awards.

19.2         If and so long as the Shares are listed on The Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange, the Company shall make application to the UK Listing Authority and to the London Stock Exchange for any Shares allotted pursuant to a Performance Share Award to become admitted to such listing on the Official List of the UK Listing Authority and to trading on the London Stock Exchange.

20.          ADMINISTRATION AND AMENDMENT

20.1         Subject to Rules 20.2 and 20.3, the decision of the Remuneration Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Performance Share Awards or amend any of the provisions of the Plan in any way it thinks fit.

20.2         The Remuneration Committee shall not make any amendment that would materially prejudice the interest of an existing Participant except with the prior consent of the Participant.

20.3         No amendment to the advantage of Employees or Participants may be made to the basic structure of the Plan (as determined by the Committee but including, without limitation, the definition of Employee, the limits under Rules 4 and 5, the terms of Shares to be provided under the Plan, the adjustment provisions of Rule 17, the rights attaching to Shares and the amendment powers in this Rule 20) without the prior approval of the Company in general meeting except in the case of a minor amendment to benefit the administration of the Plan or an amendment to take account of any applicable legislation or change in law or to obtain or maintain favourable tax, exchange control or regulatory treatment for Employees or Participants or any member of the Group.

21.          GENERAL

21.1         The Plan constitutes an employee share scheme for the purposes of section 743 of the Companies Act 1985 (being a scheme for encouraging or facilitating the holding of Shares). Any member of the Group may provide money to the Trustee or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by section 151 of the Companies Act 1985.

21.2         Participation in the Plan by a Participant is a matter entirely separate from, and does not affect, the terms and conditions of his office or employment.

21.3         An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever (whether such cessation is lawful or unlawful) insofar as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Performance Share Award under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Participant’s terms of employment shall be deemed to be varied accordingly.

21.4         Any notice or other document required to be given under or in connection with the Plan may be given to a Participant electronically, delivered to a Participant or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate. Any notice or other document required to be given to the Company under or in connection with the Plan may be given to the Company electronically, delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants). Notices sent by post shall be deemed to have been given on the day following the date of posting.

21.5         Benefits under the Plan shall not be pensionable.

21.6         The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the exercise of Performance Share Awards.

21.7         The rules of the Plan shall be governed by, and construed in accordance with, the laws of England and Wales.

Exhibit 4.1

PRUDENTIAL PLC

THE PRUDENTIAL BUSINESS UNIT PERFORMANCE PLAN

Approved by the Company in general meeting on 18
May 2006, amended by the board of directors 29
September 2006 and further amended by the
Remuneration Committee on 19 February 2009

CONTENTS

CLAUSE		PAGE

1.	DEFINITIONS	III

2.	GRANT OF BUSINESS PERFORMANCE AWARDS	V

3.	PERFORMANCE CONDITIONS	VI

4.	PLAN LIMITS	VI

5.	INDIVIDUAL LIMITS	VII

6.	DIVIDENDS	VIII

7.	VESTING OF BUSINESS PERFORMANCE AWARDS	VIII

8.	LAPSE OF BUSINESS PERFORMANCE AWARDS	VIII

9.	CESSATION OF EMPLOYMENT	IX

10.	RELEASE OF BUSINESS PERFORMANCE AWARDS	X

11.	GENERAL OFFER FOR THE COMPANY	XI

12.	SCHEME OF ARRANGEMENT	XI

13.	VOLUNTARY WINDING-UP	XII

14.	DETERMINATION OF VESTING LEVEL	XII

15.	EXCHANGE OF BUSINESS PERFORMANCE AWARDS	XIII

16.	DEMERGER	XIII

17.	ADJUSTMENT OF BUSINESS PERFORMANCE AWARDS	XIII

18.	RIGHTS ATTACHING TO SHARES ISSUED OR TRANSFERRED PURSUANT TO AWARDS	XIV

19.	AVAILABILITY OF SHARES	XIV

20.	ADMINISTRATION AND AMENDMENT	XIV

21.	GENERAL	XIV

CONTENTS		II

THE PRUDENTIAL BUSINESS UNIT PERFORMANCE PLAN

The Company and any of its Subsidiaries may nominate any of their employees to participate in the Plan and the Subsidiaries may bear the associated costs of any such participation as determined by the Company.

1.             DEFINITIONS

1.1           In this Plan, unless the context otherwise requires, the following words and expressions shall have the following meanings, namely:

Adoption Date means the date of the adoption of the Plan by the Company in general meeting;

Average Market Value means in relation to a Share, the average of the Market Value of such a Share during the month after the announcement of the Company’s results for the immediately preceding Financial Year (calculated on such appropriate basis as the Committee may determine);

Award Letter means the document setting out the rights and obligations attaching to a Business Performance Award and which may incorporate by reference the rules of the Plan;

Business Performance Award means an award granted in the form referred to in Rule 2.1 of this Plan entitling a Participant to acquire a number of Shares and to be paid a cash sum subject to the terms of the Plan;

Cause means (i) gross misconduct; (ii) gross negligence; (iii) insubordination; (iv) conviction of a criminal offence (other than a road traffic offence not subject to a custodial sentence); (v) continued substantial non-performance of duties; (vi) breach of any non-competition or non-solicitation provision in any agreement to which the Participant is a party; or (vii) any other ground which would entitle the employing company to terminate the Participant’s employment summarily and without notice under the terms of the employment contract or under the law of the jurisdiction applicable to the Participant’s employment at the time of such termination;

the Committee means the Remuneration Committee of the board of directors of the Company or any other duly authorised committee;

the Company means Prudential plc;

Control has the meaning given to that word by section 840 of the Taxes Act;

Date of Grant means the date on which a Business Performance Award is granted;

Dealing Day means any day on which the London Stock Exchange is open for business;

Employee means any employee or executive director of a member of the Group whose terms of service require him to devote substantially the whole of his working time to the businesses of the Group and who has not given or been given notice terminating his employment;

Executive Share Scheme means any employee share scheme adopted by the Company under which individuals may be selected for participation at the discretion of the body administering that scheme;

Financial Year means an accounting reference period of the Company as defined in accordance with section 224 of the Companies Act 1985;

Grant Period means the period of 42 days commencing on any of the following:

(a)                                  the Adoption Date;

(b)                                 the day on which the Company makes an announcement of its results for the last preceding financial year, half year, quarter or other period; or

(c)                                  any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Business Performance Awards and for the avoidance of doubt the hire of a new Employee may fall to be treated as such an exceptional circumstance;

the Group means the Company and the Subsidiaries and member of the Group shall be construed accordingly;

Market Value means, in relation to a Share on any Dealing Day, the middle market quotation for a Share as derived from the Daily Official List of the London Stock Exchange for that Dealing Day;

Participant means any individual who holds a subsisting Business Performance Award (including, where the context permits, the legal personal representative of a deceased Participant);

Performance Conditions mean the conditions specified by the Committee at the Date of Grant in relation to a Business Performance Award or as amended from time to time;

Performance Period means unless foreshortened pursuant to Rules 9, 11, 12, 11.1 or 16 of this Plan a period of three years commencing on the Start Date during which the Performance Condition is to be satisfied or such longer period as the Committee may specify for specific Participants;

the Plan means the rules of this Plan as amended from time to time;

Share Plan Committee means the committee established by the board of the Company to administer the Plan;

Shares means fully paid ordinary shares in the capital of the Company (or shares representing those shares following any reorganisation of the share capital of the Company);

Start Date means in relation to a Business Performance Award the beginning of the Financial Year in which the Award is granted or such later date as may be specified by the Committee on the Date of Grant;

Subsidiary means any subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 over which the Company has Control;

Taxes Act means the Income and Corporation Taxes Act 1988;

Treasury Shares means any Shares held as treasury shares by the Company within the meaning of section 162A(3) of the Companies Act 1985;

Trustee means the trustee from to time of any employee trust which the Committee selects to grant and/or satisfy Business Performance Awards;

US Taxpayer means a person who is subject to taxation under the tax rules of the United States of America;

Vesting means becoming entitled to the payment of cash or the issue or transfer of Shares pursuant to a Business Performance Award and Vest shall be construed accordingly; and

Vesting Date means the date of the determination by the Committee under rule 7 of:

(a)                                  the extent to which the Performance Conditions attaching to a Business Performance Award have been satisfied; and

(b)                                 the number of Shares (if any) in respect of which a Business Performance Award shall be released.

1.2           Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine.  Headings shall be ignored in construing the Plan.

1.3           References to any act of Parliament shall include any statutory modification, amendment or re-enactment thereof.

2.             GRANT OF BUSINESS PERFORMANCE AWARDS

2.1           The Committee may, during a Grant Period, grant Business Performance Awards to Employees selected by the Committee in its absolute discretion. A Business Performance Award shall allow a Participant to be paid a cash sum and to acquire a number of Shares in such proportions as the Committee may determine at the Date of Grant of a Business Performance Award.

2.2           To the extent that a Business Performance Award comprises of Shares, the Committee may grant a Business Performance Award in the form of a nil cost option, a right to acquire Shares, a conditional allocation of Shares or in such other form as may confer on the Participant an equivalent economic benefit.

2.3           Nothing in this Plan or in any Employee’s contract of employment shall be construed as giving to any Employee a right to be considered for participation in the Plan or to receive the grant of any Business Performance Award.

2.4           The grant of a Business Performance Award and/or the payment of the cash sum and the delivery of Shares upon release thereof shall be conditional on the Participant agreeing to comply with any arrangements specified by the Company for the payment of taxation and any social security contributions in respect of the Business Performance Award (including without limitation the right of the Company to deduct any taxation or social security liability from the cash sum and to arrange the sale on his behalf of sufficient Shares to satisfy any taxation or social security liability on his part which the Company or any member of the Group may be liable to withhold).

2.5           A Participant shall not have any beneficial ownership of the Shares which are the subject of a Business Performance Award granted to him, and accordingly shall not have any right to any dividends or voting rights attaching to the Shares save as set out in Rule 6 below.

2.6           A Participant shall not be required to pay for the grant of a Business Performance Award.

2.7           An Employee to whom a Business Performance Award is granted may, by notice in writing to the Company given within 30 days after the Date of Grant, renounce in whole or in part his rights under the Business Performance Award.

2.8           As soon as practicable after the Date of Grant the Committee shall procure the issue to a Participant of an Award Letter in respect of the Business Performance Award. The Award Letter shall specify, inter alia, the following:

(a)                                  the dates on which the relevant Performance Period shall start and end;

(b)                                 the details of the Performance Conditions imposed in accordance with Rule 3.1 and the manner in which the Performance Conditions will determine the number of Shares that may be acquired on Vesting of the Business Performance Award;

(c)                                  whether a Business Performance Award shall be enhanced in accordance with Rule 6; and

(d)                                 the proportions of cash and Shares to which the Business Performance Award relates.

2.9           No Business Performance Award shall be granted under the Plan later than the tenth anniversary of the Adoption Date.

2.10         Every Business Performance Award granted hereunder shall be personal to the Participant and, except in the event of the death of a Participant, neither the Business Performance Award nor the benefit thereof may be transferred, assigned, charged or otherwise alienated Any transfer or exercise otherwise than as permitted under this Rule 2.10 shall cause the Business Performance Award to lapse.

3.             PERFORMANCE CONDITIONS

3.1           Each Business Performance Award shall be subject to one or more Performance Conditions which will determine the amount of cash which the Participant will be entitled to be paid and the number of Shares which the Participant will be entitled to acquire on Vesting of the Business Performance Award.  The Committee may impose different Performance Conditions for Performance Awards granted to different Participants in the same Financial Year or to Participants in different Financial Years.

3.2           The Performance Conditions may be amended after the Date of Grant if:

(i)             those circumstances which prevailed at the Date of Grant and which were relevant to the Performance Conditions when they were originally imposed have subsequently changed; and

(ii)          the Committee is satisfied that any such amended Performance Conditions would be a fairer measure of performance and the Committee reasonably considers that such amended Performance Conditions are consistent with and no more or less demanding to satisfy than the original Performance Conditions.

4.             PLAN LIMITS

4.1           No Business Performance Award shall be granted on any day to the extent that the result of that grant would be that:

(a)                                  the aggregate number of Shares that could be issued on Vesting or release of that Business Performance Award when added to the number of Shares that:

(i)             could be issued on the exercise, vesting or release of any other subsisting Business Performance Award granted during the preceding ten years under the Plan;

(ii)          have been issued on Vesting or release of any subsisting Business Performance Award granted during the preceding ten years under the Plan;

(iii)       could be issued pursuant to any other awards, options or rights granted during the preceding ten years under any other employee share scheme adopted by the Company; and

(iv)      have been issued pursuant to any other awards, options or rights granted during the preceding ten years under any other employee share scheme adopted by the Company would exceed 10 per cent of the ordinary share capital of the Company from time to time in issue;

(b)                                 the aggregate of the number of Shares that could be issued on Vesting or release of that Business Performance Award when added to the number of Shares that:

(i)             could be issued on Vesting or release of any other subsisting Business Performance Award granted during the preceding ten years under the Plan;

(ii)          have been issued on Vesting or release of any subsisting Business Performance Award granted during the preceding ten years under the Plan;

(iii)       could be issued pursuant to any other awards, options or rights granted during the preceding ten years under any other Executive Share Scheme adopted by the Company; and

(iv)      have been issued pursuant to any other awards, options or rights granted during the preceding ten years under any other Executive Share Scheme adopted by the Company would exceed 5 per cent of the ordinary share capital of the Company from time to time in issue.

4.2           Where Shares are transferred or to be transferred from treasury under this Plan or any other employees’ share scheme established by the Company and for as long as it remains best practice to do so in accordance with institutional shareholder guidelines, such Shares shall be treated, for the purpose of this Rule 4 as Shares that are issued or issuable.

5.             INDIVIDUAL LIMITS

5.1           A Business Performance Award shall not be granted to an Employee if such grant would cause the maximum cash sum payable and the total Average Market Value of the maximum number of Shares that may be acquired upon exercise or release of the Business Performance Award (as measured at the Date of Grant) when aggregated with the maximum cash sum payable and the total Average Market Value of the maximum number of Shares that may be acquired pursuant to any other Business Performance Award granted to the Employee under the Plan or any award granted under the Prudential Performance Share Plan in the same Financial Year, to exceed 3.5 times the Employee’s annual basic salary in respect of his employment with the Group as at the Date of Grant.

5.2           In case of an Employee who is working and based in the United States or such other jurisdiction as the Committee determines at the Date of Grant, the limit referred to in Rule 5.1 above shall be 5.5 times the Employee’s annual basic salary in respect of his employment with the Group as at the Date of Grant.

5.3           In the case of an Employee who is an executive director of the Company, the total Average Market Value of the maximum number of Shares that may be acquired upon exercise or release of the Business Performance Award shall represent at least 50 per cent. of the sum of (i) the total Average Market Value (as measured at the Date of Grant); and (ii) the maximum cash sum payable to the Employee pursuant to the Business Performance Award.

6.             DIVIDENDS

If a dividend is payable on Shares and the Committee has so determined at the Date of Grant of a Business Performance Award, the Business Performance Award shall be enhanced by increasing the number of Shares comprised in the Business Performance Award by an additional number of Shares having a Market Value at the time the dividend is paid equivalent to the gross or net of tax value of the dividend and the enhanced Business Performance Award shall be exercisable in accordance with these rules on the same basis as the original Business Performance Award, unless the Committee has determined otherwise at the Date of Grant.

7.             VESTING OF BUSINESS PERFORMANCE AWARDS

7.1           Save as otherwise permitted in the rules of the Plan, a Business Performance Award shall only Vest if the Participant remains an employee of a member of the Group until the Vesting Date.

7.2           Notwithstanding rule 7.1, a Business Performance Award shall not Vest unless the Committee is satisfied that the underlying financial performance of the Company during the Performance Period is such as to justify the Vesting of such award.

7.3           As soon as reasonably practicable after the end of the last Financial Year of the Performance Period the Committee shall determine whether and the extent to which the Performance Conditions imposed under Rule 3.1 and the requirement of Rule 7.2 have been satisfied and shall notify a Participant of its determination.

7.4           Save as otherwise provided in these Rules, if a Business Performance Award Vests, the Participant shall be entitled to be paid such cash sum and issued or transferred such number of Shares as is determined by the Committee in accordance with the Performance Conditions imposed under Rule 3.

8.             LAPSE OF BUSINESS PERFORMANCE AWARDS

8.1           Notwithstanding any other provisions in these rules, a Business Performance Award shall lapse automatically on the earliest of:

(a)                                  the Participant being declared bankrupt or entering into any general composition with or for the benefit of his creditors, including a voluntary arrangement under the Insolvency Act 1986;

(b)                                 the dismissal of the Participant for Cause;

(c)                                  the date on which the Participant ceases to be an Employee for any reason mentioned in Rule 9.2 below unless the Committee exercises its discretion under Rule 9 to allow the Business Performance Award to Vest or be retained;

(d)                                 the date on which the Participant ceases to be an Employee for any reason other than one referred to in Rule 9.2 below whether such cessation is lawful or unlawful;

(e)                                  the date on which the Committee determines that the Performance Conditions for a Performance Period have not been satisfied or the underlying performance of the Company does not justify vesting; and

(f)                                    following a general offer for the Company, scheme of arrangement, winding-up of the Company or demerger in accordance with Rule 11.4, 12.2, 12.6, 13.2 and 16.2 below.

9.             CESSATION OF EMPLOYMENT

9.1           Save as otherwise provided in Rule 9.2 if a Participant ceases to be an Employee before the Vesting Date, the Business Performance Award shall lapse on the date of such cessation.

9.2           If a Participant ceases to be an Employee before the Vesting Date by reason of:

(a)                                  death;

(b)                                 injury or disability (as determined by the Committee);

(c)                                  retirement at or after the date on which he is bound or expected to retire under his contract of employment;

(d)                                 his employing company ceasing to be a member of the Group;

(e)                                  the business (or part of the business) in which he is employed being transferred to a transferee which is not a member of the Group; or

(f)                                    for any other reason at the Committee’s discretion

the relevant Business Performance Award shall lapse upon such cessation unless the Committee in its absolute discretion determines otherwise in which case Rules 9.3 to 9.6 shall apply to the Award depending on the reason for the cessation. The Committee shall exercise its discretion under this rule (if at all) within 90 days of the date of cessation.

9.3           If a Participant ceases to be an Employee before the Vesting Date by reason of death, injury or disability (as determined by the Committee), the relevant Performance Period shall be treated as coming to an end and the Business Performance Award relating to that Performance Period shall Vest on cessation of employment. The Committee may determine the cash sum payable to the Participant and the number of Shares in respect of which the Business Performance Award shall Vest in its absolute discretion having regard to the extent to which the relevant Performance Conditions have been satisfied at the date of the cessation of employment and the number of complete months that have elapsed during the Performance Period up to the cessation of employment.

9.4           If a Participant ceases to be an Employee before the Vesting Date by reason of retirement at or after the date on which he is bound or expected to retire under his contract of employment, the Participant’s Business Performance Award shall continue and Vest at the end of the Performance Period to the extent that the Performance Conditions are satisfied at the end of the Performance Period. The cash sum payable to the Participant and the number of Shares in respect of which the Business Performance Award shall Vest shall be the number derived from the measurement of the relevant Performance Conditions as at the end of the Performance Period multiplied by the fraction A/B (where A is that part of the Performance Period (measured in complete months) from the beginning of the Performance Period to the date of retirement and B is 36 (or such other greater number as equals the number of months in the full Performance Period)).  Notwithstanding the above, the Committee may, in exceptional circumstances, determine that the Business Performance Award may Vest immediately upon the date of retirement or a later date before the end of the Performance Period and/or that it may Vest in respect of a greater or lesser amount of cash and number of Shares than is otherwise determined in accordance with this Rule 9.4.

9.5           If a Participant ceases to be an Employee before the Vesting Date by reason of his employing company ceasing to be a member of the Group or the business (or part of the business) in which he is employed being transferred to a transferee which is not a member of the Group, the Committee may in its absolute discretion having regard to the circumstances and timing of the relevant transaction determine whether:

(a)                                  the relevant Performance Period shall be treated as coming to an end and the Business Performance Award relating to that Performance Period shall Vest on cessation of employment in which case the cash sum payable to the Participant and the number of Shares in respect of which the Business Performance Award shall Vest shall be determined by the Committee in its absolute discretion having regard to the extent to which the relevant Performance Conditions have been satisfied at the date of the transfer or sale and/or, as the Committee considers appropriate, the performance of the Company and/or the circumstances of the relevant transaction and the number of complete months that have elapsed during the Performance Period before the transfer or sale; or

(b)                                 the Business Performance Award shall continue in which case the Committee will make arrangements to substitute the Shares which are the subject of a Business Performance Award for a cash entitlement or shares or other securities of an appropriate company in the group to which the employing company or business (or part of the business) in which the Participant is employed has been sold or transferred having such value at the date of the sale or transfer as the Committee shall decide so that the Business Performance Award shall Vest at the end of the Performance Period and be subject to the terms of the Plan but subject to such amendments and variations to the rules of the Plan and the applicable performance conditions as the Committee determines is appropriate in the circumstances.

9.6           If a Participant ceases to be an Employee before the Vesting Date for any other reason at the Committee’s discretion, the Committee may determine in its absolute discretion when the relevant Performance Period shall be treated as coming to an end and the Business Performance Award relating to that Performance Period shall Vest (whether at the date of cessation of employment or later) and the cash sum and the number of Shares in respect of which the Business Performance Award shall Vest having regard to the extent to which the relevant Performance Conditions have been satisfied at the date determined by the Committee and the number of complete months that have elapsed from the beginning the Performance Period up to the cessation of employment.

10.          RELEASE OF BUSINESS PERFORMANCE AWARDS

10.1         Subject to any necessary consents and to compliance by the Participant with the terms of this Plan, the Participant shall be entitled to and the Company shall procure within 30 days after the Vesting Date or any earlier date on which the Business Performance Award Vests under these rules (or as soon as is practicable after such 30 day period, but for US Taxpayers in no event later than 2.5 months after the calendar year in which the Business Performance Award Vests(1) the payment of the cash sum to which the Participant is entitled and the issue or transfer to the Participant (or to his nominee) of the full legal and beneficial ownership of the Shares to which he is entitled free from any liens, charges or encumbrances.  The Company shall (unless the Shares are to be issued in uncertified form) as soon as practicable deliver or procure the delivery to the Participant (or his nominee) of a definitive share certificate or other evidence of title in respect of such Shares.

(1)          Operating note: if the Committee makes its determination in April/May as to the satisfaction of Performance Conditions and number of Shares that will be released in respect of a US Taxpayer’s Business Performance Award, any Shares or cash must be delivered by 15 March of the following year. This avoids a tax charge under section 409A of the US Internal Revenue Code 1986.

10.2         Notwithstanding any other provision of this Plan, the Participant shall not be entitled and the Company shall not be obliged to issue or procure the transfer of Shares or pay cash in connection with a Business Performance Award or take any other action under the Plan unless and until the Company is satisfied that any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange, automated quotation system or any regulatory body or any other law, regulation or contractual obligation of the Company can be and have been complied with in full.  The Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issue or transfer of Shares under this Plan. Certificates representing Shares will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, and a legend or legends may be placed thereon to reflect such restrictions.

10.3         The Company may decide, if it is appropriate for legal, regulatory or tax reasons, to make a cash payment to a Participant, in lieu of delivering Shares, of an equivalent value to the Shares but subject to any necessary deductions required by law.

11.          GENERAL OFFER FOR THE COMPANY

11.1         If any person (either alone or together with any person acting in concert with him) obtains Control of the Company as a result of making a general offer to acquire all or some of the Shares (other than those which are already owned by him and/or any person acting in concert with him) and such offer becomes or is declared unconditional in all respects, or having obtained Control, makes such an offer, the Committee may, acting fairly and reasonably and having regard to the circumstances of the general offer, determine in its discretion whether a Participant’s Business Performance Awards:

(a)                                  shall be automatically exchanged for a new award under Rule 15; or

(b)                                 shall Vest to the extent determined by the Committee in its absolute discretion under Rule 14.

11.2         If the Committee determines that a Business Performance Award Vests under Rule 11.1(b), the Business Performance Award shall be released in respect of the number of Shares determined under Rule 14 within one month of the offer becoming or being declared unconditional in all respects.

11.3         If the Committee determines that a Business Performance Award Vests under Rule 11.1(b) it may in addition determine in its discretion that the Participant may voluntarily agree to exchange his Business Performance Award for a new award under Rule 15.

11.4         A Business Performance Award shall, without prejudice to the operation of Rule 15, lapse in respect of such number of Shares as to which it has not Vested as determined under this Rule 11 and Rule 14.

12.          SCHEME OF ARRANGEMENT

12.1         If a court shall direct that a meeting of the holders of Shares be convened pursuant to section 425 of the Companies Act 1985 for the purpose of considering a scheme of arrangement of the Company or its amalgamation with any other company or companies, Business Performance Award the Committee may, acting fairly and reasonably and having regard to the circumstances of the scheme of arrangement, determine, in its discretion whether, upon the scheme of arrangement being sanctioned by the court (the Relevant Condition), a Participant’s Business Performance Award:

(a)                                  shall be automatically exchanged for a new award under Rule 15; or

(b)                                 shall Vest to the extent determined by the Committee in its absolute discretion under Rule 14.

12.2         If the Relevant Condition is not satisfied, the Business Performance Award shall continue. If the Relevant Condition is satisfied, the Business Performance Award shall without prejudice to the operation of Rule 15 lapse automatically on the day immediately after the date on which the scheme of arrangement is sanctioned by the court.

12.3         If the Committee determines that a Business Performance Award Vests under Rule 12.1(b), the Committee shall endeavour to procure that the scheme of arrangement shall, so far as it relates to Shares, be extended to such Participant as if each Share determined under Rule 14 had been allotted and issued, or transferred, to him by that time.

12.4         If the Committee determines that a Business Performance Award Vests under Rule 12.1(b) it may in addition determine in its discretion that the Participant may voluntarily agree to exchange his Business Performance Award under Rule 15.

12.5         Business Performance Awards shall not Vest under the foregoing provisions of this Rule 12 if the purpose and effect of the scheme of arrangement is to create a new holding company for the Company, such company having substantially the same shareholders and proportionate shareholdings as those of the Company immediately prior to the scheme of arrangement.  A Business Performance Award will in such circumstances continue and be treated as an award over such number of Shares in the holding company as is determined to be appropriate by the Committee, and reference in this Plan to “the Company” shall be construed as references to such holding company as appropriate.

12.6         A Business Performance Award shall, without prejudice to the operation of Rule 15, lapse in respect of such number of Shares as to which it has not Vested as determined under this Rule 12 and Rule 14.

13.          VOLUNTARY WINDING-UP

13.1         If notice is duly given of a resolution for a voluntary winding-up of the Company then the Committee, acting fairly, reasonably and objectively, may in its discretion allow Business Performance Awards to Vest.  A Participant’s Business Performance Award shall Vest to the extent determined by the Committee in its absolute discretion under Rule 14.

13.2         A Business Performance Award shall lapse in respect of such amount of cash and such number of Shares as to which it has not Vested as determined under Rule 11.1 and Rule 14.

14.          DETERMINATION OF VESTING LEVEL

Where a Business Performance Award Vests before the expiry of the relevant Performance Period under Rules 11 to 11.1, the cash sum payable to a Participant and the number of Shares in respect of which the Business Performance Award shall Vest shall be such amount of cash and number of Shares as is determined by the Committee in its absolute discretion taking into account: (i) the performance of the Company (including, without limitation, the extent to which the Performance Conditions have been or are likely to be achieved as at the date of the relevant event to which Rules 11 to 13 refer) and (ii) the time elapsed between the Date of Grant and the relevant event to which Rules 11 to 13 refer and in this regard the Committee may, but shall not be obliged to, consider whether it is appropriate to apply one of the following percentages to a Business Performance Award to determine the extent to which a Business Performance Award shall Vest:

(a)                                  33% if the relevant event occurs during the first year of the Performance Period;

(b)                                 67% if the relevant event occurs during the second year of the Performance Period; and

(c)                                  100% if the relevant event occurs during the third year of the Performance Period.

15.          EXCHANGE OF BUSINESS PERFORMANCE AWARDS

15.1         Where Business Performance Awards are to be exchanged under this Rule, any Business Performance Award (the Old Right) may (if the exchange is voluntary under Rule 11.3 or Rule 12.4 or shall (if the exchange is automatic under Rule 11.1(a) or Rule 12.1(a) be surrendered by the Participant in consideration of the grant to the Participant of a new award (the New Right) which, in the opinion of the Committee, is equivalent to the Old Right but relates to shares (or a combination of cash and shares) in a different company. The provisions of the Plan shall be construed in relation to the New Right as if:

(a)                                  the New Right were a Business Performance Award granted under the Plan at the same time as the Old Right;

(b)                                 references to the Performance Conditions were references to such new performance conditions relating to the business or shares of the company whose shares are subject to the New Right (or any member of its group) as the Committee may consider appropriate in the circumstances;

(c)                                  references to the Company and the Group were references to the company whose shares are subject to the New Right and its group; and

(d)                                 references to Shares were references to shares in the new grantor.

16.          DEMERGER

16.1         If the Committee becomes aware that the Company is or is expected to be affected by any demerger, dividend in specie, super dividend or other transaction which, in the opinion of the Committee, would materially affect the current or future value of any Business Performance Awards (whether by increasing or reducing the value), the Committee, acting fairly, reasonably and objectively, may in its absolute discretion treat some or all of the Business Performance Awards as Vested to the extent to which the Performance Conditions have or are likely to have been met at that time. The Committee shall specify when such Vested Business Performance Award shall be released.

16.2         A Business Performance Award shall lapse in respect of such amount of cash and the number of Shares as to which it has not Vested in accordance with this Rule 16.

17.          ADJUSTMENT OF BUSINESS PERFORMANCE AWARDS

In the event of:

(i)             any variation in the share capital or reserves of the Company (including, without limitation, by way of capitalisation or rights issue or any consolidation, sub-division or reduction); or

(ii)          the implementation by the Company of a demerger or the payment by the Company of a dividend in specie or a super-dividend which would otherwise materially affect the value of a Business Performance Award, then the terms of a Business Performance Award (including, if relevant, the Performance Conditions applicable thereto) shall be adjusted in such manner as the Committee shall determine in its absolute discretion provided that no adjustment shall be made pursuant to this Rule 17 unless and until the auditors for the time being of the Company (acting as experts not arbitrators) shall confirm in writing to the Committee that such adjustment is in their opinion fair and reasonable.

18.          RIGHTS ATTACHING TO SHARES ISSUED OR TRANSFERRED PURSUANT TO AWARDS

18.1         All Shares issued or transferred pursuant to a Business Performance Award shall be of equal rank in all respects with the Shares in issue at the date of transfer or issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of transfer or issue.

18.2         Any Shares acquired pursuant to a Business Performance Award shall be subject to the articles of association of the Company from time to time.

19.          AVAILABILITY OF SHARES

19.1         The Company shall at all times keep available for issue sufficient authorised but unissued Shares to satisfy all Business Performance Awards under which Shares may be allotted or shall otherwise procure that Shares or Treasury Shares are available for transfer in satisfaction of Business Performance Awards.

19.2         If and so long as the Shares are listed on the UK Listing Authority and admitted to trading on the Official List of the London Stock Exchange, the Company shall make application to the UK Listing Authority and to the London Stock Exchange for any Shares allotted pursuant to a Business Performance Award to become admitted to such listing on the Official List of the UK Listing Authority and to trading on the Official List of the London Stock Exchange.

20.          ADMINISTRATION AND AMENDMENT

20.1         Subject to Rules 20.2 and 20.3, the decision of the Remuneration Committee shall be final and binding in all matters relating to the Plan and it may at any time discontinue the grant of further Business Performance Awards or amend any of the provisions of the Plan in any way it thinks fit.

20.2         The Remuneration Committee shall not make any amendment that would materially prejudice the interest of an existing Participant except with the prior consent of the Participant.

20.3         No amendment to the advantage of Employees or Participants may be made to the basic structure of the Plan (as determined by the Committee but including, without limitation, the definition of Employee, the limits under Rules 4 and 5, the terms of Shares to be provided under the Plan, the adjustment provisions of Rule 17, the rights attaching to Shares and the amendment powers in this Rule 20) without the prior approval of the Company in general meeting except in the case of a minor amendment to benefit the administration of the Plan or an amendment to take account of any applicable legislation or change in law or to obtain or maintain favourable tax, exchange control or regulatory treatment for Employees or Participants or any member of the Group.

21.          GENERAL

21.1         The Plan constitutes an employees’ share scheme for the purposes of section 743 of the Companies Act 1985 (being a scheme for encouraging or facilitating the holding of Shares). Any member of the Group may provide money to the Trustee or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent not prohibited by section 151 of the Companies Act 1985.

21.2         Participation in the Plan by a Participant is a matter entirely separate from, and does not affect, the terms and conditions of his office or employment.

21.3         An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever (whether such cessation is lawful or unlawful) insofar as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Business Performance Award under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the Participant’s terms of employment shall be deemed to be varied accordingly.

21.4         Any notice or other document required to be given under or in connection with the Plan may be given to a Participant electronically, delivered to a Participant or sent by post to him at his home address according to the records of his employing company or such other address as may appear to the Company to be appropriate.  Any notice or other document required to be given to the Company under or in connection with the Plan may be given to the Company electronically, delivered or sent by post to it at its registered office (or such other place or places as the Committee may from time to time determine and notify to Participants).  Notices sent by post shall be deemed to have been given on the day following the date of posting.

21.5         Benefits under the Plan shall not be pensionable.

21.6         The Company, or where the Committee so directs any Subsidiary, shall pay the appropriate stamp duty on behalf of Participants in respect of any transfer of Shares on the exercise of Business Performance Awards.

21.7         The rules of the Plan shall be governed by, and construed in accordance with, the laws of England and Wales.